Exhibit 5.1

March 13, 2011

EV Energy Partners, L.P.

1001 Fannin Street, Suite 800

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for EV Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration by the Partnership and its wholly owned subsidiary EV Energy Finance Corporation, a Delaware corporation (“EV Finance” and, together with the Partnership, the “Issuers”), under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale (i) by the Issuers of $200,000,000 in aggregate principal amount of their 8.0% Senior Notes due 2019 (the “Notes”) issued and sold pursuant to that certain underwriting agreement, dated March 8, 2012 (the “Underwriting Agreement”), by and among the Issuers, the Guarantors listed in Schedule 2 of the Underwriting Agreement and J.P. Morgan Securities LLC as representative of the several Underwriters listed in Schedule 1 of the Underwriting Agreement (the “Underwriters”) and (ii) by the Guarantors of the note guarantees (the “Guarantees”). The Notes and the Guarantees are referred to collectively herein as the “Securities.” Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The opinions expressed herein are limited to the (i) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware Limited Liability Company Act (the “DLLCA”), the Delaware Limited Partnership Act (the “DLPA”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL, the DLLCA, the DLPA and such provisions of the Delaware Constitution, (ii) the laws of the State of Texas and (iii) the laws of the State of New York, in each case as currently in effect. The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York. We express no opinion as to (i) the subject matter jurisdiction of the United States courts located in Texas to adjudicate any controversy relating to the Indenture, the Notes or the Guarantees or (ii) the enforceability of the choice of New York law or whether any court would give effect to such choice of law.

The Securities have been offered and sold pursuant to a prospectus supplement, dated March 9, 2012 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on March 9, 2012, to a prospectus, dated March 8, 2009 (such prospectus, as amended and supplemented by the Prospectus Supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333- 179981) (the “Registration Statement”), which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

The Securities are to be issued pursuant to an Indenture (the “Indenture”), dated March 22, 2011, by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with the rendering of the opinions set forth below, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of: (a) the certificates of formation, limited partnership or incorporation (as the case may be) and the limited liability Partnership agreements, limited partnership agreements or bylaws (as the case may be) of the Partnership, EV Finance and of each of the Guarantors; (b) certain resolutions adopted by the Board of Directors of the Partnership relating to the registration of the Securities and related matters; (c) certain resolutions adopted by the Pricing Committee of the Board of Directors of the Partnership; (d) certain resolutions adopted by the Board of Directors of EV Finance; (e) certain resolutions adopted by each of the Guarantors; (f) the Registration Statement; (g) the Prospectus; (h) the Indenture, and (i) such other certificates, instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

We have assumed that (i) all information contained in all documents submitted to us for review is accurate and complete, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are originals and all documents submitted to us as copies conform to the originals of those documents, (iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic and all public records are accurate and complete, (v) each natural person signing any document has the legal capacity to do so; (vi) each person signing in a representative capacity any document reviewed by us had the legal capacity to do so and (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Underwriting Agreement.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, we are of the opinion that when the Notes have been duly executed and issued by the Issuers in accordance with the terms of the Indenture and duly authenticated by the Trustee in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, (i) the Notes will constitute valid and legally binding obligations of the Issuers entitled to the benefits of the Indenture, enforceable against the Partnership in accordance with their terms and will be entitled to the benefits of the Indenture and (ii) the Guarantees will constitute valid and binding obligations of the Guarantors entitled to the benefits of the Indenture, enforceable against the respective Subsidiary Guarantors in accordance with their terms and will be entitled to the benefits of the Indenture.

The opinions are subject to the effects of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship or similar laws of general application now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances, (iii) general equitable principles (whether or not such enforceability is considered in a proceeding at law or in equity), concepts of materiality, reasonableness, good faith and fair dealing, conscionability and the discretion of the court before which any proceeding therefore may be brought, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, and (v) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions are also subject to the qualification that certain of the remedial, waiver, and other provisions of the Notes and the Guarantees may not be enforceable. However, based upon our judgment we do not believe that such unenforceability will render the Notes or the Guarantees invalid as a whole or substantially interfere with the realization of the principal legal benefits to be provided by the Notes and the Guarantees, except to the extent of any procedural delay which may result therefrom.

We express no opinion as to (i) the enforceability of provisions of the Notes or the Guarantees to the extent that such provisions purport to sever unenforceable provisions from the Notes or Guarantees, respectively, to the extent that the enforcement of the remaining provisions would frustrate the fundamental intent of the parties to such documents; or (ii) the enforceability of any provision in the Notes or the Guarantees that purports to appoint an agent for service of process or establish or otherwise affect jurisdiction, venue, evidentiary standards, or limitation periods, or procedural rights in any suit or other proceeding.

We hereby consent to the filing of this opinion as an exhibit to the Partnership’s Current Report on Form 8-K and to its incorporation by reference into the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Very truly yours,

/s/ Haynes and Boone, LLP